Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement # 333-214803 on Form S-3 of our report dated March 14, 2016, relating to the consolidated and combined financial statements and financial statement schedule of Moelis & Company appearing in the Annual Report on Form 10-K of Moelis & Company for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

December 16, 2016